
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Company's Quarterly report for the three month period ended
September 27, 1998, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          JUN-27-1999
<PERIOD-END>                               SEP-27-1998
<CASH>                                          17,612
<SECURITIES>                                         0
<RECEIVABLES>                                  209,218
<ALLOWANCES>                                     8,875
<INVENTORY>                                    144,952
<CURRENT-ASSETS>                               364,882
<PP&E>                                       1,191,988
<DEPRECIATION>                                 517,870
<TOTAL-ASSETS>                               1,351,845
<CURRENT-LIABILITIES>                          139,749
<BONDS>                                        478,026
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         6,121
<OTHER-SE>                                     643,230<F1>
<TOTAL-LIABILITY-AND-EQUITY>                 1,351,845
<SALES>                                        328,815
<TOTAL-REVENUES>                               328,815
<CGS>                                          281,338
<TOTAL-COSTS>                                  281,338
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                 1,457
<INTEREST-EXPENSE>                               6,586
<INCOME-PRETAX>                                 30,997
<INCOME-TAX>                                     9,967
<INCOME-CONTINUING>                             21,030
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                        2,768
<NET-INCOME>                                    18,262
<EPS-PRIMARY>                                      .30<F2>
<EPS-DILUTED>                                      .30<F2>

<F1>Other Stockholders Equity of $643,230 is comprised of Capital in Excess of
Par Value of $11,151, Retained Earnings of $636,390 and Accumulated Other Comprehensive Income (Loss) of $(4,311).

<F2>Pursuant to FASB 128, "Earnings per Share" which the Company adopted in the second quarter of the prior fiscal year, the Company changed its method of calculating earnings per share and restated all prior periods. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options are excluded. Basic earnings per share for the current period is reflected above under the "Primary" line item. Diluted earnings per share as reflected in the above schedule, has been calculated to conform with the new pronouncemnet.

